Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF “LOGICMARK, INC.” , FILED IN THIS OFFICE ON THE TWENTY—THIRD DAY OF JUNE, A. D. 2022, AT 11:25 O’CLOCK A.M.

5106921 8100 SR# 20222804658	Authentication: 203748676 Date: 06-23-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:25 AM 06/23/2022
FILED 11:25 AM 06/23/2022
SR 20222804658 - File Number 5106921

**ELIMINATION OF
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF
LOGICMARK, INC. (f/k/a NXT-ID, INC.)**

**PURSUANT TO SECTION 151(g)
OF THE
GENERAL CORPORATION LAW
OF THE
STATE OF DELAWARE**

The undersigned, Chia-Lin Simmons, being the Chief Executive Officer of LogicMark, Inc., a Delaware corporation (the "Corporation"), does hereby certify that, pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "General Corporation Law"), the following resolutions eliminating the designation and the relative powers, preferences, rights, qualifications, limitations and restrictions of the Corporation's Series A Convertible Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock") were duly adopted by unanimous written consent by the board of directors of the Corporation (the "Board of Directors") on June 17, 2022 in accordance with Section 141 of the General Corporation Law, and, pursuant to the authority conferred upon the Board of Directors by the provisions of the Corporation's certificate of incorporation, as amended (the "Certificate of Incorporation")These composite resolutions eliminating the designation and relative powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock are as follows:

WHEREAS, the Certificate of Incorporation authorizes preferred stock consisting of 10,000,000 shares, par value $0.0001 per share, of capital stock of the Corporation, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized, subject to limitations prescribed by law and by the provisions of the Certificate of Incorporation, to establish and fix the number of shares to be included in any series of such preferred stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series;

WHEREAS, all 3,125,000 authorized shares of Series A Preferred Stock have been converted to shares of common stock, par value $0.0001 per share, of the Corporation, pursuant to the provisions of Section 4 of the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Corporation, as amended (the "Series A Certificate of Designation"), there are no shares of Series A Preferred Stock currently issued and outstanding and no shares of Series A Preferred Stock will be issued subject to the Series A Certificate of Designation; and

WHEREAS, the Board of Directors has determined it is advisable and in the best interests of the Corporation and its stockholders to eliminate and cancel all designations, rights and preferences of the shares of Series A Preferred Stock, and to strike all references to Series A Preferred Stock from the books and records of the Corporation.

NOW, THEREFORE, BE IT RESOLVED, that pursuant to authority granted to and vested in the Board of Directors by the provisions of the Certificate of Incorporation, the Board of Directors hereby cancels the Series A Certificate of Designation and eliminates all Series A Preferred Stock; and be it

RESOLVED FURTHER, that the appropriate officers of the Corporation be, and each of them individually is, in accordance with the foregoing resolutions, authorized, in the name and on behalf of the Corporation, to prepare, execute and delivery any and all agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents with respect to the matters contemplated by the foregoing resolutions, to make any filings pursuant to federal, state or local laws, to incur any fees and expenses and to do or cause to be done any and all such other acts and things as, in the opinion of any such authorized officer, may be necessary, appropriate or desirable in order to comply with the applicable laws and regulations of any jurisdiction, or otherwise in order to enable the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions and to permit the matters contemplated thereby to be lawfully consummated.

[*Signature Page Follows*]

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IN WITNESS WHEREOF, this Elimination of Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of LogicMark, Inc. has been executed by a duly authorized officer of the Corporation on this 23rd day of June, 2022.

/s/ Chia-Lin Simmons
Chia-Lin Simmons
Chief Executive Officer

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